Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-1 No. 333-204905) as filed on June 12, 2015, and amended on September 8, 2015, September 22, 2015, October 1, 2015, and October 13, 2015;
(2)	Registration Statement (Form S-8 No. 333-211490) pertaining to the 2016 Equity Incentive Plan;
(3)	Registration Statement (Form S-8 No. 333-211491) pertaining to the 2016 Employee Stock Purchase Plan;
(4)	Registration Statement (Form S-1 No. 333-213676) as filed on September 16, 2016;
(5)	Registration Statement (Form S-3 No. 333-214507) as filed on November 8, 2016, and amended on December 1, 2016;
(6)	Registration Statement (Form S-3 No. 333-218252) as filed on May 26, 2017;
(7)	Registration Statement (Form S-8 No. 333-226767) pertaining to the Amended and Restated 2016 Equity Incentive Plan;
(8)	Registration Statement (Form S-3 No. 333-227227) as filed on September 7, 2018, and amended on October 2, 2018;
(9)	Registration Statement (Form S-3 No. 333-229283) as filed on January 17, 2019;
(10)	Registration Statement (Form S-3 No. 333-233978) filed on September 27, 2019, and amended on October 18, 2019;
(11)	Registration Statement (Form S-4 No. 333-235666) filed on December 20, 2019 and amended on December 30, 2019;
(12)	Registration Statement (Form S-3 No. 333-238197) filed on May 12, 2020;
(13)	Registration Statement (Form S-8 No. 333-241661) pertaining to the Third Amended and Restated 2016 Equity Incentive Plan and the 2016 Employee Stock Purchase Plan;
(14)	Registration Statement (Form S-3 No. 333-254000) filed on March 8, 2021;
(15)	Registration Statement (Form S-8 No. 333-256080) pertaining to Non-Qualified Stock Option Inducement Awards;
(16)	Registration Statement (Form S-8 No. 333-256082) pertaining to the Third Amended and Restated 2016 Equity Incentive Plan;
(17)	Registration Statement (Form S-8 No. 333-256083) pertaining to the 2016 Employee Stock Purchase Plan; and
(18)	Registration Statement (Form S-8 No. 333-268199) pertaining to the 2016 Employee Stock Purchase Plan and the Third Amended and Restated 2016 Equity Incentive Plan.
(19)	Registration Statement (Form S-3 No. 333-271225) filed on April 12, 2023;
(20)	Registration Statement (Form S-8 No. 333-271655) pertaining to the Third Amended and Restated 2016 Equity Incentive Plan;

of our report dated March 29, 2024, with respect to the consolidated financial statements of Avalo Therapeutics, Inc. and subsidiaries included in this Annual Report (Form 10-K) of Avalo Therapeutics, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Tysons, Virginia

3/29/2024